UPS CAPITAL BUSINESS CREDIT
TERM CREDIT AGREEMENT

THIS TERM CREDIT AGREEMENT (as maybe amended, restated, supplemented or otherwise modified from time to time, this "Agreement") dated as of April 18, 2007, is made by and between Xechem Pharmaceuticals Nigeria Ltd., Sheda Science and Technology Complex, Technology Park, Gwagwalada, Abuja, Nigeria a corporation organized under the laws of Nigeria (the "Borrower"), Diamond Bank Plc, a financial institution organized under the laws of Nigeria; PlatinumHabib Bank Plc, a financial institution organized under the laws of Nigeria;(collectively, the "Guarantor"), and UPS CAPITAL BUSINESS CREDIT, a U.S. bank and trust company (the "Lender").

ARTICLE I.
AMOUNT, CASH PAYMENTS, AVAILABILITY DATE AND ADVANCES

A. Amount of the Credit. The Lender hereby establishes a credit (the "Credit"), upon the terms and conditions set forth in this Agreement, in favor of the Borrower in the amount of up to US$ 9,388,981.00 (the "Loan Amount") to enable the Borrower to finance the sum of (i) eighty-five percent (85%) (the "Financed Portion") of the costs incurred by the Borrower for purchase in the United States and export to Borrower of Pharmaceutical Manufacturing Equipment, Pre-Fabricated Building and Financial Consulting Services (the "Items") as are approved by the Export-Import Bank of the United States ("Ex-Im Bank") as eligible for financing under the Credit, up to a maximum of US$ 8,538,542.00, and (ii) one hundred (100%) percent of the amount of the exposure fee payable to Ex-Im Bank on the Financed Portion (the "Exposure Fee"), up to a maximum of US$ 850,439.00.

B. Cash Payments. The Borrower agrees to make cash payments (the "Cash Payment") for the Items in an aggregate amount equal to not less than the greater of (i) the percentage of foreign content in the Items being purchased, or (ii) fifteen percent (15%) of the aggregate of the invoice price of the Items (the "Contract Price").

C. Availability Date of the Credit. Disbursements under the Credit may not occur prior to the date of the Note (as defined below) nor after the close of business on July 25, 2007.

D. Advances. Advances under the Credit (each, an "Advance") shall be made available, at the sole discretion of the Lender, by any one or more of the following (i) the direct disbursement of funds up to an aggregate amount equal to the Contract Price less the Cash Payment (within the limits of the Loan Amount) to reimburse the Borrower if the Borrower has made cash payments in excess of the minimum Cash Payment required herein, (ii) the disbursement on behalf of the Borrower to the seller of the Items (the "Exporter") up to an aggregate amount equal to the Contract Price less the Cash Payment (within the limits of the Loan Amount), (iii) the payment of the Exposure Fee to Ex-Im Bank, or (iv) the issuance of one or more irrevocable letters of credit to the Exporter in form and substance acceptable to the Lender up to an aggregate amount (within the limits of the Financed Portion) equal to the Contract Price less the Cash Payment (a "Letter of Credit"). Disbursements under clauses (i), (ii) and (iii) and the amounts of each draw under a Letter of Credit are referred to in this Agreement as "Disbursements". Upon the Lender's receipt of a written request for an Advance in a form acceptable to the Lender (an "Advance Request"), appropriately completed and accompanied by the documents referred to therein, the Lender is authorized, empowered and directed by the Borrower to make an Advance, by making a Disbursement or issuing a Letter of Credit or as otherwise provided herein. Amounts repaid hereunder may not be reborrowed. Notwithstanding the foregoing, a Disbursement which results from a draw under a Letter of Credit is deemed to have been requested by a Borrower and does not require an Advance Request.

ARTICLE II.
NOTE, FEES AND REIMBURSEMENT AND LIABILITY OF THE LENDER

A. Note. The Borrower agrees that to evidence further its obligation to repay all Disbursements, with interest thereon, it shall issue and deliver to the Lender, in accordance with the written instructions of the Lender, a promissory note in form and substance satisfactory to the Lender (as may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Note"), dated no later than the date of the first Disbursement, the terms of which are hereby incorporated herein by reference, which Note shall, among other things, bear a Guarantee in the form attached to the Note (as may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Guarantee") and be valid and enforceable, as to its principal amount, only to the extent of the aggregate amount of the outstanding Disbursements, and, as to interest, only to the extent of the interest accrued from the dates and on the amounts of such Disbursements.

B. Fees. (1) The Borrower shall borrow the amount of the Exposure Fee from the Lender and shall apply such amount to payment of the Exposure Fee to Ex-Im Bank.

(2) In addition to the Exposure Fee, the Borrower agrees to pay to Ex-Im Bank a guarantee commitment fee of 1/8 of 1% per annum on the uncancelled and undisbursed balance from time to time of the Credit (each, a "Commitment Fee"), computed on the basis of the actual number of days elapsed (including the first day but excluding the last), using a 360-day year, accruing from November 26, 2006. The Commitment Fee shall be due and payable semiannually on each September 25 and March 25, beginning with the Interest Payment Date occurring on March 25, 2007 and shall be remitted to the Lender together with each payment of principal hereunder. The Lender shall remit the Commitment Fee to Ex-Im Bank.

(3) The Borrower shall pay to the Lender on the date hereof a non-refundable facility fee in the amount of US$ 187,780.00.

(4) The Borrower shall pay to the Lender on the date hereof a non-refundable document handling fee in the amount of US$ 46,945.00.

C. Repayment and Liability of the Lender. The Borrower agrees to pay to the Lender, at the time and with the interest and other amounts provided for herein or in the Note, a sum equal to each Disbursement. Neither the Lender nor any of its officers, directors, employees or agents shall be liable or responsible for any circumstances whatsoever in making or failing to make payment under any Advance, except only that the Borrower shall have a claim against the Lender, and the Lender shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to (and excluding) special, exemplary, consequential or punitive damages suffered by the Borrower which the Borrower proves were caused by (i) the willful misconduct of the Lender in determining whether documents presented under any Letter of Credit complied with the terms of the Letter of Credit or (ii) the Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit, unless the Lender in good faith believes that it is prohibited by law or other legal authority from making such payment. In furtherance and not in limitation of the foregoing, the Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

ARTICLE III.
CONDITIONS PRECEDENT AND REPRESENTATIONS, WARRANTIES AND COVENANTS

A. Conditions Precedent. Without limiting any of the terms of this Agreement, the

Lender shall have no obligation to make any Advance (other than a Disbursement to fund a draw under a Letter of Credit):

(1) Unless the Borrower shall have provided to the Lender such documents concerning its and any corporate Guarantor's status and organization, and the authorization in form and substance satisfactory to the Lender by it and any corporate Guarantor of the transactions contemplated hereby as shall be satisfactory to the Lender;

(2) Unless all representations and warranties contained in this Agreement shall be true and correct on the date of any Advance Request and shall remain true and correct on the date of the Advance and no Event of Default under this Agreement or the Note shall have occurred;

(3) Unless the Lender shall have received the opinion of independent counsel for the Borrower and Guarantor in form and substance satisfactory to the Lender;

(4) Unless the Lender shall have received from the Borrower satisfactory evidence that it has received the appropriate governmental exchange control authorization for the transaction contemplated hereby;

(5) Unless the Lender shall have obtained the guarantee of Ex-Im Bank in form and substance satisfactory to the Lender, and such guarantee remains in full force and effect and that the conditions under which such amounts will be guaranteed remain satisfied;

(6) Unless no law, regulation, ruling or other action of the government of the country in which the Borrower is organized, any agency, department or any other administrative authority or instrumentality thereof, or any local or other governmental authority within the country in which Borrower is organized shall have been promulgated, adopted, issued or taken (and continue to be in effect) which would prevent the Lender or the Borrower from fulfilling its obligations hereunder or under the Note; and

(7) Unless the Borrower shall have paid all fees payable in accordance with Article II B hereof.

<u>B. Representations, Warranties and Covenants.</u>In order to induce the Lender to enter into this Agreement and make Advances, the Borrower and the Guarantor, represent, warrant and covenant that:

(1) The Borrower and any corporate Guarantor are duly organized and validly existing under the laws of the country of its organization;

(2) The Borrower and any corporate Guarantor have full power, authority and legal right to execute, deliver and perform this Agreement, the Note and the Guarantee, and have taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, the Note and the Guarantee;

(3) All consents, licenses, authorizations and approvals, including all foreign exchange approvals with respect to the availability of United States Dollars necessary to make all required payments under this Agreement, the Note and the Guarantee , of and exemptions by, any governmental authority which are necessary or advisable (a) for the execution, delivery, performance and observance by the Borrower and the Guarantor of this Agreement, the Note and the Guarantee, and (b) for the validity, binding effect and enforceability of this Agreement, the Note and the Guarantee, have been obtained and are in full force and effect;

(4) The execution, delivery and performance or observance by the Borrower and the Guarantor of the terms of, and consummation by the Borrower and the Guarantor of the transactions contemplated by, the Agreement, the Note and the Guarantee does not and will not conflict with or result in a breach or violation of: (i) the charter, by-laws or similar document of the Borrower or any corporate Guarantor; (ii) any law of the country in which the Borrower or the Guarantor is organized or any other ordinance, decree, constitutional provision, regulation or other requirement of any governmental authority in the country in which the Borrower or the Guarantor is organized; or (iii) any order, writ, injunction, judgment or decree of any court or other tribunal. Further, the execution, delivery and performance or observance by the Borrower and the Guarantor of the terms of, and consummation by the Borrower and the Guarantor of the transactions contemplated by, the Agreement, the Note and the Guarantee does not and will not conflict with or result in a breach of any agreement or instrument to which the Borrower or the Guarantor is a party, or by which it or any of its revenues, properties or assets may be bound, or result in the creation or imposition of any lien upon any of the revenues, properties or assets of the Borrower or the Guarantor pursuant to any such agreement or instrument;

(5) This Agreement, the Note and the Guarantee have been duly authorized, executed and delivered by the Borrower or the Guarantor and constitute obligations of the Borrower or the Guarantor which are legal, valid and binding upon the Borrower or the Guarantor and enforceable against the Borrower or the Guarantor in accordance with their respective terms;

(6) No legal proceedings are pending or, to the best of Borrower's or Guarantor's knowledge and belief, threatened before any court or governmental authority which might materially and adversely affect the Borrower's or the Guarantor's financial condition, business or operations, restrain or enjoin or have the effect of restraining or enjoining Borrower's or Guarantor's performance or observance of the terms and conditions or in any other manner question the validity, binding effect or enforceability of this Agreement, Note or the Guarantee;

(7) Prior to requesting any Advance, the Borrower shall obtain all licenses, permits, authorizations, inspections and certificates necessary for the importation of the Items into the country in which the Borrower is organized or any other country to which they are to be shipped;

(8) The Borrower will maintain accounting records in accordance with generally recognized and accepted principles of accounting consistently applied throughout the accounting periods involved; promptly furnish the Lender with such information concerning its business affairs and financial condition as the Lender may reasonably request; permit representatives of the Lender to visit and inspect any of the properties and examine any of the books and records of the Borrower at any reasonable time and as often as the Lender may reasonably desire; and not change its fiscal year;

(9) The Items, when shipped, shall be shipped in accordance with U.S. law and with the import laws and regulations of the country in which the Borrower is organized;

(10) The Items consist of at least fifty (50%) percent U.S. content, not counting price markup, and no value has been or will be added to the Items by the exporter after export from the U.S.;

(11) The Borrower is solvent (which for this purpose shall mean that the fair market value of the Borrower's tangible property is in excess of the total amount of its debts and that it is able to pay, and is paying, its debts as they mature);

(12) The Borrower shall not incur or permit to exist any specific lien, encumbrance or security interest against the Items;

(13) The Borrower is not prevented or prohibited from participation in transactions with any U.S. government department or agency and agrees not to enter into any transactions involving the Items with any person or entity that is prevented or prohibited from such participation; and

(14) Without the prior written consent of the Lender, which consent shall not be unreasonably withheld, the Borrower shall not merge or consolidate with or into any entity.

ARTICLE IV.
SUSPENSION AND CANCELLATION AND EVENTS OF DEFAULT

A. Suspension and Cancellation by the Lender. If any event set forth in paragraph B below occurs (except that no 30-day waiting period shall apply with respect to subparagraph (3) thereof for this purpose) or an event now unforeseen should occur which, in the reasonable judgment of the Lender, would render unlikely the performance by the Borrower or any Guarantor of their respective obligations under this Agreement, the Note or any Guarantee, the Lender, by written notice to the Borrower, may (1) suspend further Advances (other than Advances that are Disbursements made to fund draws under Letters of Credit) contemplated to be made under this Agreement until it and Ex-Im Bank are satisfied that the cause of such suspension has been removed, or (2) terminate the Borrower's right to further Advances (other than Advance that are Disbursements made to fund draws under Letters of Credit) and cancel the undisbursed and uncancelled amount of the Credit.

B. Events of Default.If any of the following events ("Events of Default") has occurred and is continuing:

(1) A failure by the Borrower or any Guarantor to pay when due any amount owing under this Agreement, the Note or any Guarantee; or

(2) Any representation or warranty made by the Borrower or any Guarantor in this Agreement or in connection therewith, or any statement made in any certificate, report or financial information furnished by it to the Lender is determined by the Lender to have been false or misleading in any material respect when made; or

(3) A failure by the Borrower or any Guarantor to perform or comply with any of the covenants or provisions set forth in this Agreement (exclusive of any events specified as an Event of Default in any other subparagraph of this paragraph B), which failure remains unremedied for a period of 30 days after written notice thereof has been given to the Borrower or the Guarantor by the Lender; or

(4) Ex-Im Bank refuses to guarantee any amounts owed by the Borrower to the Lender under this Agreement or the Note or such guarantee, once obtained, ceases to be in full force and effect or is rescinded or nullified, whether such cessation, rescission or nullification affects a portion or the entire outstanding balance of the Credit, or the conditions under which amounts drawn under any Letter of Credit will be guaranteed cease to remain satisfied; provided, however, that such refusal, cessation, rescission or nullification is not due to the gross negligence of the Lender;

then the Lender, by written notice to the Borrower, may make immediately due and payable the entire principal amount of the Credit and the Note then outstanding, including accrued interest thereon to the date of payment, and all other amounts owing under this Agreement or the Note, and the Borrower or the Guarantor hereby expressly waives diligence, presentment, demand, protest,

notice of non-payment or dishonor and all other notices of any kind whatsoever.

ARTICLE V.
JURISDICTION

A. Submission to Jurisdiction and Service of Process. For any legal action or proceeding with respect to this Agreement, the Note or the Guarantee, the Borrower, Guarantor and Lender expressly submit themselves to any Federal District Court of the United States of America in New York or the District of Columbia, or to any competent court in Lagos, Federal Republic of Nigeria, or to the courts of the domicile of the Borrower or Guarantor, at the election of the holder hereof, wherefore they waive expressly any other jurisdiction to which they might have a right, including, but not limited to, every jurisdiction by reason of their present or future domiciles or by reason of the place of payment of this Note. The Borrower and the Guarantor irrevocably appoints Law Debenture Corporate Service, Inc., with an office on the date hereof at 767 Third Avenue, New York, New York, 10017, United States of America, as its agent to receive on its behalf service of process in any legal action or proceeding. The Borrower or the Guarantor also consent to service upon it by the mailing of copies thereof by U.S. mail, airmail or courier to the Borrower or the Guarantor at its address set forth on the signature page of this Agreement. The Borrower or the Guarantor agree that final judgment against it in any legal action or proceeding relating to this Agreement, the Note or the Guarantee, shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which judgment shall be conclusive evidence thereof and of the amount of its indebtedness, or by such other means provided by law.

B. Waiver of Sovereign Immunity. The Borrower or the Guarantor acknowledge and agree that the activities contemplated by the provisions of this Agreement, the Note and the Guarantee are commercial in nature rather than governmental or public, and therefore acknowledges and agrees that it is not entitled to any right of immunity on the grounds of sovereignty or otherwise with respect to such activities or in any legal action or proceeding arising relating to this Agreement, the Note or the Guarantee, and expressly waive any right of immunity which may now or hereafter exist (including any immunity from any legal process, from the jurisdiction of any court or from any execution or attachment in aid of execution prior to judgment or otherwise) or claim thereto which may now or hereafter exist, and agrees not to assert any legal right or claim in any legal action or proceeding, whether in the United States, or otherwise.

ARTICLE VI.
MISCELLANEOUS

A. Payments. (1) All payments hereunder or under the Note or the Guarantee shall be made in freely transferable and immediately available United States Dollars at the office of the Lender as set forth under its name on the signature page of this Agreement, and shall be free and clear of any lien, encumbrance, set-off or counterclaim whatsoever. If any payment hereunder becomes due and payable on a day which is not a Business Day, then such payment shall be extended to the next succeeding Business Day and interest shall be payable thereon during such extension. All amounts received hereunder by the Lender shall be applied in the manner and order of priority determined by the Lender in its sole discretion.

(2) The obligation of each party to this Agreement to make payments hereunder or under the Note or the Guarantee in United States Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency except to the extent to which such tender or recovery shall result in the effective receipt by the receiving

party of the full amount of United States Dollars payable or expressed to be payable and accordingly the obligation of the party liable to pay any such amount shall be enforceable as an alternative or additional cause of action for the purpose of recovery in the other currency of the amount (if any) by which such effective receipt shall fall short of the full amount of United States Dollars payable or expressed to be payable and shall not be affected by judgment being obtained for any other sums due under this Agreement, the Note or the Guarantee

B. Taxes. (1) The Borrower or the Guarantor agree to pay all amounts owing by it under this Agreement, the Note or the Guarantee free and clear of, and without deduction for, any present or future tax, levy, deduction, charge or withholding, or any liability with respect thereto ("Taxes") and, in addition, agrees to pay when due all Taxes with respect to the execution, delivery, registration, performance or enforcement of this Agreement or the Note.

(2) The Borrower or the Guarantor further agree:

(a) that if it is prevented by operation of law from paying any Taxes, then the interest rate or fees required to be paid under this Agreement and the Note shall be increased by the amount necessary to yield to the Lender interest or fees at the rates specified in this Agreement or the Note after provision for the payment of all such Taxes and without taking into account any tax benefits accruing to the Lender from such payment;

(b) that it shall at the request of the Lender execute and deliver to the Lender such further instruments as may be necessary or desirable to effect the increase in the interest or fees as provided for in clause (a) immediately above, including a new Note to be issued in exchange for the Note theretofore issued; and

(c) that it shall hold the Lender harmless from and against any liabilities with respect to any Taxes (whether or not properly or legally asserted).

(3) The agreements in this Article VI B shall survive the termination of this Agreement and the payment of the Note and all other amounts due hereunder.

C. Disclaimer. The Lender shall not be responsible in any way for the performance of any purchase contract related to the Items, and no claim against the supplier of any Item or any other person with respect to the performance of any purchase contract will affect the obligations of the Borrower or the Guarantor under this Agreement, the Note or the Guarantee.

D. Costs and Expenses. (1) The Borrower shall pay all of the costs and expenses (including legal fees) incurred by or charged to the Lender in connection with the defense, protection and enforcement of this Agreement, the Note or the Guarantee and any right or claim arising therefrom. In addition to its obligations under the Guarantee, the Guarantor shall pay all costs and expenses (including legal fees) incurred by or charged to the Lender in connection with the defense, protection and enforcement of the Guarantee and any right or claim arising thereafter.

(2) All instruments, statements, reports, certificates, opinions and other documents or information required to be furnished to Lender by the Borrower under this Agreement or required to be furnished to Ex-Im Bank under the Ex-Im Bank guarantee shall be supplied by the Borrower at the Borrower's expense. The Borrower further agrees to pay, on demand, all costs and expenses incurred by the Lender or Ex-Im Bank, including the fees and expenses of legal counsel for the Lender or Ex-Im Bank, travel costs and the documentation costs of the Lender or Ex-Im Bank in connection with the amendment of, operation of, preservation of rights under or enforcement of this

Agreement, the Note, the Guarantee or the Ex-Im Bank guarantee.

E. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York, United States of America, and for all purposes shall be governed and construed in accordance with such laws, without giving effect to its conflicts of law principles.

F. Communications. All communications under this Agreement shall be in writing in the English language addressed to the appropriate party at the address set forth under its name on the signature page of this Agreement or to such other address as may be designated by a party by notice given in accordance with this paragraph, and shall be deemed given when received by the recipient (or when delivery thereof is not accepted or taken by the recipient).

G. Business Day. When used in this Agreement, "Business Day" means any day on which dealings in United States Dollar deposits are carried on in the London interbank market and on which the Federal Reserve Bank of New York and commercial banks in London and New York City are open for domestic business.

H. Assignment. (1) The Lender may sell, transfer, pledge, negotiate, grant participations in or otherwise dispose of all or any part of the Borrower's and/or the Guarantor's indebtedness under this Agreement, the Note and the Guarantee to any party, and any such party shall enjoy all the rights and privileges of the Lender under this Agreement, the Note and the Guarantee . The Borrower or the Guarantor shall, at the request of the Lender, execute and deliver to the Lender or to any party that the Lender may designate any such further instruments as may be necessary or desirable to give full force and effect to the disposition by the Lender.

(2) Neither the Borrower nor the Guarantor may sell, transfer, assign or otherwise dispose of all or any part of their indebtedness under this Agreement, the Note or the Guarantee to any party.

I. Currency Indemnification. Each reference in this Agreement and the Note to Dollars is of the essence. To the fullest extent permitted by applicable law, the obligation of the Borrower in respect of any amount due under this Agreement or the Note shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in Dollars that the person entitled to receive that payment may, in accordance with normal banking procedures, purchase with the sum paid in that other currency (after any premium and costs of exchange) on the Banking Day immediately following the day on which that person receives that payment. If the amount in Dollars that may be so purchased for any reason falls short of the amount originally due, the Borrower shall pay such additional amounts, in Dollars, as may be necessary to compensate for the shortfall. Any obligation of the Borrower not discharged by that payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

J. Entire Agreement. This Agreement, together with the Note and the Guarantee, sets forth the entire agreement among the Borrower, the Guarantor and the Lender and supersedes any prior oral or written agreement or understanding, including without limitation any credit agreement or note previously executed with respect to the subject matter hereof. This Agreement may be executed in two counterparts, which taken together shall constitute one agreement. In order to be effective hereunder, any waiver or amendment of any provision hereof must be in writing signed by the party to be charged with the effect thereof.

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed and delivered as of the date first above written.

BORROWER
XECHEM PHARMACEUTICALS NIGERIA LTD.

By: [signature]
(Signature)

Name: IRETIOLU ONIYIDE
(Print)

Title: MANAGING DIRECTOR

ADDRESS:
Sheda Science and Technology Complex
Technology Park
Gwagwalada, Abuja Nigeria
Phone: +234-9-6718379

LENDER
UPS CAPITAL BUSINESS CREDIT

By: Samuel N. Paul II
(Signature)

Name: Samuel N. Paul II
(Print)

Title: Sr. Client Account Mgr.

ADDRESS:
425 Day Hill Road
Windsor, Connecticut
USA 06095
Phone: +1 (860) 687-2600
Fax : +1 (860) 687-2637

GUARANTOR
DIAMOND BANK PLC
Jointly and Severally

By: [signature]
(Signature)

Name: UZOMA DOZIE
(Print)

Title: EXECUTIVE DIRECTOR

ADDRESS:
Plot 730
Adeola Hopewell Street
Victoria Island, Lagos Nigeria
Phone: +234-1-261-9286

GUARANTOR
PLATINUMHABIB BANK PLC
Jointly and Severally

By: [signature]
(Signature)

Name: UKPAKA IGNATIUS
(Print)

Title: EXECUTIVE DIRECTOR

ADDRESS:
Plot 707
Adeola Hopewell Street
Victoria Island, Lagos Nigeria
Phone: +234-1-461-7341